EXHIBIT 10.14

ESCROW AGREEMENT

This Escrow Agreement dated this 3TH day of March 2011 (the “Escrow Agreement”), is entered into by and among ANTs software inc., a Delaware Corporation (“ANTs”), Manchester Securities Corp., a New York Corporation, (“Manchester,” and together with ANTs, the “Parties,” and each individually, a “Party”) a Holder (the “JGB Holders”) of certain 5% Convertible Notes of ANTs software inc. due March 3, 2016 in the aggregate principal amount of $8,400,000 (collectively, the “Notes”) and those certain Series B Warrants to Purchase Common Shares dated March 3, 2011 (the “Series B Warrants”) set forth on annex A to this Escrow Agreement and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).

RECITALS

A.           ANTs and Manchester and the other holders of Notes, Series B Warrants (together, the “Holders”) entered into (i) that certain Note Purchase Agreement dated as of March 3, 2011 (the “Note Purchase Agreement”) under which ANTs agreed to sell, and the Holders agreed to purchase, the Notes for aggregate consideration of $6,750,000 (the “Proceeds”) and (ii) that certain Warrant Purchase Agreement dated March 3, 2011, under which ANTs agreed to sell, and the Holders agreed to purchase, the Series B Warrants.  Capitalized terms used herein that are not defined shall have the meanings set forth in the Notes or the Series B Warrants, as appropriate.

B           The Note Purchase Agreement requires that $6,250,000 (the “Escrow Amount”) of the Proceeds be deposited into escrow, for distribution to either the Holders or to ANTs, upon the occurrence of certain conditions set forth in the Notes.

C.           The Escrow Amount will be funded into two escrow accounts.  The first account (the “Manchester Escrow Account”) will be funded by Manchester with $3,125,000 (the “Manchester Escrow Amount”).  The remainder of the Escrow Amount will be funded into a separate escrow account.  This Escrow Agreement shall only relate to the Manchester Escrow Account.

D.           The Parties agree to place the Manchester Escrow Amount in escrow and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

E.           The Parties hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Notes or the Series B Warrants, that all references in this Escrow Agreement to the Notes or the Series B Warrants are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.   Receipt of Escrow Property.

(a)           Upon execution hereof, Manchester shall deliver or cause to be delivered to the Escrow Agent $3,125,000.00 (the “Escrow Property”) in immediately available funds.  To the extent that, from time to time, Manchester or ANTs makes any additional deposits into the Manchester Escrow Account, such funds shall become part of the Escrow Property and subject to all of the terms and conditions of this Escrow Agreement.

(b)           Manchester shall retain beneficial ownership of the Escrow Property, and ANTs shall have no legal or equitable title to such Escrow Property, unless and until Manchester submits a disbursement notice pursuant to section 1.3 hereof providing for the disbursement of funds to ANTs, at which time beneficial ownership of Escrow Property in an amount equal to the amount set forth in the disbursement notice shall be transferred to ANTs.

Section 1.2.   Investments.

(a)           The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement; provided that the Escrow Agent has invested the Escrow Property in accordance with Exhibit A, or as set forth in any subsequent written instruction signed by the Parties.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.   Disbursements.

(a) Subject to subsection (d) below, Escrow Agent shall hold the Escrow Property and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions:

(i)  upon receipt of a written notice from Manchester certifying (1) with respect to the Series B Warrants, that Manchester has exercised Series B Warrants for a Surrender of Notes, (2) the aggregate Make Whole Amount due, if any, in connection with such Surrender of Notes, (3) whether ANTs has elected to satisfy the Make Whole Amount in cash, (4) (a) that the aggregate unpaid principal amount of the Notes owned by Manchester is equal to or less than $3,825,000 prior to such Surrender of Notes and (b) the Adjusted Exercise Price is at least $0.15 per Common Share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) or that this requirement has been waived in writing by Manchester, and (5) the difference between the Aggregate Exercise Price to be satisfied by such Surrender of Notes and the Make Whole Amount (if any) (the “Excess Amount”), the Escrow Agent shall deliver (A) first, if the Make Whole Amount is to be satisfied in cash, to Manchester, cash equal to the lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Make Whole Amount and (B) second, to ANTs, cash equal to lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Excess Amount;

(ii)  upon receipt of a written notice from Manchester certifying (1) that Manchester has exercised its right under section 2 of the Notes to require ANTs (or its successor) to redeem its Notes in cash at 120% of the Principal Amount plus accrued and unpaid interest (a “Fundamental Transaction Redemption”) and (2) the amount due to Manchester as a result of a Fundamental Transaction Redemption, the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the Fundamental Transaction Redemption amount;

(iii)  upon receipt of a written notice from Manchester certifying (1) that Manchester has properly exercised the Put Right pursuant to section 4 of the Notes and (2) the aggregate Put Amount, the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the aggregate Put Amount;

(iv)  upon receipt of a written notice from Manchester (1) certifying that an Event of Default has occurred and is continuing under the Notes (be it a payment default or otherwise), (2) identifying each Note held by Manchester (each an “Accelerated Note” and together the “Accelerated Notes”) for which all amounts due thereunder (including accrued and unpaid interest, fees or charges) have been declared due and payable, and (3) stating the aggregate amount due and payable under the Accelerated Notes (including interest, fees and charges), the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the amount due and payable under the Accelerated Notes;

(v) upon receipt of a written notice from Manchester certifying that the Notes have been paid in full or otherwise satisfied, the Escrow Agent shall deliver to ANTs the remaining balance, if any, of the Escrow Property (including any accrued interest); and

(vi) upon a joint written direction signed by the Parties, the Escrow Agent shall disburse the Escrow Property, or the appropriate portion thereof, in accordance with the written direction.

(b)           Any notice given by a Party to the Escrow Agent under subsection (a) above shall include the relevant dollar amount related to that notice and shall also be given to the other Party simultaneously and by the same means of delivery.

(c)           The Escrow Agent’s sole duty is to accept notice under subsection (a) and shall have no duty to determine nor shall be liable to ascertain the validity of the claims of Manchester or ANTs under subsection (a).  In any case under subsection (a) in which Escrow Agent is to receive instructions to release, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release.

(d)           The Escrow Agent shall disburse any Escrow Property three (3) business days after receiving notice under subsection (a) unless it receives written notice pursuant to Subsection (e) hereto, upon which subsection (e) shall govern.

(e)           To the extent that the non-requesting Party objects in good faith to any request for payment, such Party must deliver a written objection notice, stating the basis for such objection, to the Escrow Agent and the other Party within two (2) business days after receipt of the notice requesting payment and such objection shall be resolved in accordance with Section 3.5 hereof.

(f)  The Escrow Agent shall deliver the applicable portion of the Escrow Property at the election of the Party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such Party, or (ii) a bank wire transfer to an account designated by such Party.

(g)  In no event shall there be more than two (2) disbursements from the Escrow Account pursuant to Section 1.3(a)(i) in any given calendar month.  If a third disbursement request is submitted in a calendar month, the Escrow Agent shall honor such request together with the first disbursement request in the following calendar month.

Section 1.4.   Income Tax Allocation and Reporting.

(a)           The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Manchester whether or not such income was disbursed during such calendar year.

(b)           Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.   Termination.  Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.   Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.   Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.   Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4.   Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.   No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.   Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.   Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.   Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.   Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by ANTs. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated, at a rate determined in good faith by the Parties, for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.   Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.   Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.   Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8   Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.   Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.   Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.   Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Manchester:

Manchester Securities Corp.
712 Fifth Avenue
36th Floor
New York, New York 10019
Attention: Elliott Greenberg
Telephone: 212-974-6000
Facsimile: 212-________

If to ANTs:

ANTs software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Attn: Chief Financial Officer
Telephone: 650-931-0500
Facsimile: 650-227-8001 or 650-931-0510

With a copy (for informational purposes only) to:

The Corporate Law Group
Waterfront Plaza, Suite 120
500 Airport Boulevard
Burlingame, CA 94010-1914
Attn: Paul D. Marotta, Esq.

If to the Escrow Agent:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Matthew Sherman; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-1573
Facsimile: (212) 509-1716

Section 4.4.   Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 4.5.   Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.   Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.   Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.   Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.   Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ANTs SOFTWARE INC.

By:	/s/ David A. Buckel

Name:	David A. Buckel

Title:	Secretary and Chief Financial Officer

MANCHESTER SECURITIES CORP.

By:	/s/ Elliott Greenberg

Name:	Elliott Greenberg

Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Escrow Agent

By:	/s/ Matthew Sherman

Name:	Matthew Sherman

Title:	Vice President

S-1

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

We acknowledge that we have full power to direct investments of the Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by joint written notice to you.

/s/ David A. Buckel	/s/ Elliott Greenberg
Authorized Representative	Authorized Representative
ANTs software inc.	Manchester Securities Corp.

March 3, 2011	March 3, 2011
Date	Date

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of ANTs software inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of ANTs software inc.

Name / Title	Specimen Signature

Joseph Kozak	/s/ Joseph Kozak
Name	Signature

Chief Executive Officer
Title

David A Buckel	/s/ David A. Buckel
Name	Signature

Chief Financial Officer
Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Manchester and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Manchester.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT